SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
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                                    FORM 8-K
                                 Current Report
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                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934


      Date of Report (Date of earliest event reported): September 16, 2004


                  SoftNet Technology Corp. (f/k/a T&G2, Inc. )
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               (Exact name of Registrant as specified in charter)




      Nevada                      000-07693                     74-3035831
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(State or other              (Commission file                (I.R.S. Employer
jurisdiction of                    number)                Identification Number)
incorporation)



                           1 Anderson Road, Suite 105
                         Bernardsville, New Jersey 07924
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                    (Address of Principal Executive Offices)


                                 (908) 204-9911
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                     (Telephone Number, Including Area Code)




                                  T & G2, Inc.
                                  ------------
          (Former name or former address, if changes since last report)



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






Item 5. Other Events.
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     On or about  September 16, 2004,  the Company  entered into an  Acquisition
Agreement with Wholesale By Us, LLC ("WBU"), whereby the Company acquired all of the assets and liabilities of WBU, including, without limitation, 100% (one hundred percent) of the membership interest of WBU, for the purchase price of One Hundred Twelve Thousand Dollars ($112,000.00) and Twenty Million Shares of the Company's Restricted Class A Common Stock (the "Acquisition Shares"). Under the Acquisition Agreement, the Company reserved the right to repurchase up to 15,000,000 of the Acquisition Shares in the event WBU fails to meet certain minimum revenue levels.


Item 7. Financial Statements and Exhibits.
------------------------------------------

     a.   Financial Statements of Businesses Acquired.

          Not Applicable

     b.   Pro Forma Financial Information.

          Not Applicable

     c.   Exhibits.

          Exhibit 99 - Acquisition Agreement.




                                   Signatures
                                   ----------

     Pursuant to the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated:  September 17, 2004                 SoftNet Technology Corp.
(Registrant)


                                           /s/ James M. Farinella
                                           ------------------------------------
                                           James M. Farinella/President and CEO